                                                                      EXHIBIT 21
                                                                      ----------

                LIST OF SUBSIDIARIES OF COLE NATIONAL CORPORATION


                                                                                                Names Subsidiaries
Corporation Name                                      State of Incorporation                    Do Business Under
----------------                                      ----------------------                    -----------------

Cole National Group, Inc.                             Delaware

Cole Vision Corporation                               Delaware                                  Sears Optical
                                                                                                BJ's Optical
                                                                                                Target Optical

Bay Cities Optical Company                            California                                Target Optical

Western States Optical, Inc.                          Washington                                Sears Optical Shop

Cole Vision Canada, Inc.                              New Brunswick                             Sears Optical
                                                                                                Pearle Vision Center

Cole Vision Services, Inc.                            Delaware

Cole Lenses Supply, Inc.                              Delaware

Pearle Vision Management Care -                       Texas
HMO of Texas, Inc.

Pearle, Inc.                                          Delaware

Pearle Vision, Inc.                                   Delaware                                  Pearle Vision Center
                                                                                                Pearle Vision Express
                                                                                                Pearle Eyelab Express
                                                                                                Pearle Vision

Pearle Vision Center of Puerto Rico                   Commonwealth of Puerto Rico               Same as Pearle Vision, Inc.

Pearle Vision Care, Inc.                              California                                Pearle Vision (HMO)


American Vision Centers, Inc.                         Delaware

NuVison, Inc.                                         Michigan                                  Pearle Vision Center
                                                                                                Pearle Vision
                                                                                                Nuvision

Things Remembered, Inc.                               Delaware

Things Remembered Personalized Gifts, Inc.            Ohio